CONTRACT

for exploration and production of hydrocarbons

at Morskoye field, Atyrau region,

within  blocks XXIX-14-D (partially), Е (partially);

 XXХ-14-А  (partially) and В (partially)

between

the Ministry of Energy and Mineral Resources

(Competent authority)

and

“КоZhaN” Ltd.

( Contractor)

Astana, 2002

CONTENT

Introduction

Section 1               Definitions

Section 2               Scope of the Contract

Section 3               Contract period

Section 4

Contract Territory

Section 5                Proprietorship to property and information

Section 6                Right of the State to purchase and requisition minerals

Section 7                General rights and obligations of the Parties

Section 8                Work program

Section 9                Survey period

Section 10             Commercial  discovery

Section 11             Production period

Section 12             Accounting

Section 13             Oil measuring

Section 14             Execution of subcontract works

Section 15             Financing

Section 16             Due and payments

Section 17             Business accounting

Section 18             Insurance

Section 19             Liquidation and  liquidation fund

Section 20             Conservation of mineral resources and environmental control

Section 21             Inhabitants’ and personnel’s safety

Section 22             Parties’ liability  for infringement of the contractual terms

Section 23             Force-Majeure

Section 24             Confidentiality

Section 25             Cession  of rights and obligations

Section 26             Applicable law

Section 27             Disputes’ Settlement

Section 28             Guarantee of the Contract stability

Section 29             Terms of Contract suspension and termination

Section 30             Contract language

Section 31             Additional provisions

Supplements:

Supplement 1 – Request for enjoinment of Subsoil

Supplement 2 – Decision of Competitive Committee

Supplement 3 – Geological lease

Supplement 4 – Minimal work program

Supplement 5 – Technical and economic assessment /feasibility analysis

Supplement 6 – Others

INTRODUCTION

     Taking into consideration that:

1)

under the Constitution of the Republic of Kazakhstan, Subsoil and  minerals set in Subsoil are of national domain;

2)

Republic of Kazakhstan expresses a desire to make the most efficient use of Minerals as well as to carry out exploration and production of hydrocarbons;

3)

Subcontractor is eager and  has financial resources to carry out exploration and production of hydrocarbons in rational and effective manner under the Contract;

4)

Government of the Republic of Kazakhstan  authorized the Competent Authority to conclude and execute the Contract;

5)

Competent Authority and Subcontractor came to the agreement to the  effect that the Contract shall regulate their mutual rights and obligations during exploration and production of hydrocarbons;

 Competent Authority and Subcontractor have agreed upon the following:

Section I. DEFINITIONS

Definitions and terms, which have no explanation in this Section, have the meaning adequate to the definitions and terms contained in the Decree of the President of the Republic of Kazakhstan “On Subsoil and right of Subsoil user” (hereinafter referred to as the “Subsoil” Decree), #2828, dated January 27, 1996, operating as the law as well as in other legislative acts concerning special Minerals and man-caused mineral formations.

1.

“Coastline” - means a line of the basin’s shore, which was formed in the result of maximal rising tide (high tide). The Government of the Republic of Kazakhstan shall state procedure of determination of the coastline’s actual location.

2.

“Reimbursable expenses”- means expenses determined in accordance with the contractual terms and Legislation of the State for exploration and production of hydrocarbons, which are subject to deductions as per tax law of the Republic of Kazakhstan.

3.

“State” (Republic) –means the Republic of Kazakhstan.

4.

“A year’s Contract period” – means the period of 12 (twelve) sequential months as per Gregorian calendar; in the Contract’s context it shall begin on the date of coming the Contract into force or any anniversary of this effectiveness.

5.

“Foreign investments Law” – means the Law of the Republic of Kazakhstan “About foreign investments”, № 266 – XIII, dated December 27, 1994 with all the alterations and amendments to it effective on the date of coming the Contract into force.

6.

“State authority”- means central executive board of the Republic of Kazakhstan, which is authorized to effect certain functions on behalf of the State.

7.

“Geological lease” – means a Supplement to the Contract for Exploration, combined Exploration and Production; it is an integral part of this Contract, which defines a Plot in diagram form and descriptively, where the Subsoil user has a right to carry out Survey.

8.

“Date of coming the Contract into force” – means a date stated in the paragraph 3.1 of the Contract.

9.

“Production” – means the whole work package (operations) connected with extraction of Minerals from the Subsoil on the surface as well as from Man-caused mineral formations being in the State ownership, including all the processing operations and temporal storage of Minerals.

10.

“Marine pollution” – means entry into marine environmental of materials, substances, energy, noise, vibration as well as various types of radiation, and fields that are affecting or capable to affect people, marine living organisms and marine ecosystem, or disturbing or damaging or capable to yield a loss to natural or juridical person, which runs his/her legal activity in the sea or on shore.

11.

“Legislation of Subsoil utilization” – means the Decree of the President of the Republic of Kazakhstan “Subsoil and right of Subsoil user”, № 2828, operating as a law, dated January 27, 1996, amendments and alterations to this Decree and other legislative acts regarding special Minerals and man-caused mineral formations.

12.

“Commercial discovery” – means discovery of one or several Fields economically sound for Production at the Contract Territory.

13.

“Competent Authority” – means the Ministry of Energy and Mineral Resources, which is delegated with powers to conclude and execute the Contract.

14.

“Contract” -means the present Contract for Survey and Production of hydrocarbons at the Morskoye Field concluded between Competent Authority and Contractor, as well as all the Supplements to this Contract.

15.

“Contract Territory” – means a territory defined by Geological or Mining lease, where the Subsoil user has a right to carry out Subsoil operations in compliance with the Contract.

16.

“Field” – means Morskoye Field containing natural accumulation of hydrocarbons.

17.

“Minerals”  - Subsoil portion (rock, ore stuff and others) containing Minerals, which was extracted onto surface.

18.

“Tax Law” – means the Code of the Republic of Kazakhstan ”About taxes and other compulsory payments in budget” dated June 12, 2001, alteration and amendments to this Code and other normative legal acts regulating discharge of taxes and payments at a point in time of the Contract conclusion.

19.

“Subsoil”  – means a part of the earth’s crust beneath soil layer; if the soil layer is not available it means the part of the earth’s crust beneath earth surface, seabed and ground of lakes and rivers extending to the Subsoil accessible for Subsoil Operations subject to scientific and technological advance.

20.

“Subsoil Operations”- means all the works related to hydrocarbons’ survey and production carried out at the Contract Territory in accordance with the Contract for survey and production of hydrocarbons.

21.

“Contractor” – means Subsoil user – “KoZhaN” Limited that concluded the Contract with the Competent Authority.

22.

“Government” – means the Government of the Republic of Kazakhstan.

23.

“Mineral wealth”  – means natural mineral substances contained in the Subsoil in solid, liquid or gaseous state (including ground water and therapeutic muds) fit for usage in material production, or  hydrocarbons.

24.

“Accompanying minerals” – means component parts of the Mineral wealth extracted along with the main Mineral wealth.

25.

“Positive practice of the Field development” – means the practice that is usually used by the Subsoil user during Exploration and Production in the world States as rational, safe, effective practice required to carry out  Subsoil Operations.

26.

“Man-caused mineral formations” – means waste of mining, concentration, metallurgical and other kinds of industries (slag, dumps, reject material, etc.) containing Mineral wealth (Minerals).

27.

”Work Program” – means all types of plans prepared  to carry out Subsoil Operations, including plans of National geological Subsoil research, Exploration and Production plans.

28.

“Exploration” – means the works (operations) connected with survey activity and definition of the fields’ probable reserves.

29.

“Parties” – means the Competent Authority and the Contractor, if they are taken in the aggregate.

30.

“Subcontractor” – means legal or natural person, who concluded a Contract with the Subcontractor for fulfillment of any part of the Contractor’s obligations under the Contract.

31.

“Third party”  - means any natural or legal person except for contractual Parties.

32.

“Approved reserves” – means geological and mineable mineral reserves apprised by the public examination agency.

33.

“Subsoil area” (block) – means geometrized part of the Subsoil allocated  in the closed  boundaries for Subsoil utilization.

Section 2. SCOPE OF THE CONTRACT

2.1.

Scope of the Contract is a determination and legal implementation of contractual relationship between the Competent Authority and the Contractor in accordance with the State legislation effective on the date of coming the Contract into force.

Section 3. CONTRACT PERIOD

3.1.

Contract shall come into force from the moment of its public registration in the Competent Authority  (authorized public agency) with compulsory issue of the Contract Registration Certificate.

3.2.

Contract period shall expire on the last day of the Contract term in 2034.

3.3.

Contract period can be prolonged by the Parties’ agreement in accordance with the legislation of the State.

3.4.

Terms and conditions of the Contract shall be changed by written agreement of the Parties in case of prolongation of the Contract period.

Section 4.  CONTRACT TERRITORY

4.1.

Contractor shall perform hydrocarbons’ exploration and production within the Contract Territory in accordance with the Contract terms.

4.2.

If during the exploration and production of hydrocarbons at Morskoye field, Atyrau Region, it is found that geographical boundaries of the Field exceed the Contract Territory’s limits stated in the Mining lease, a problem of its expansion shall be settled by changing Contract terms in accordance with Legislation of the Republic of Kazakhstan provided that such expansion doesn’t damage interests of the other Subsoil users.

4.3.

Return of the Contract Territory except for the territory of  Commercial discovery shall be performed by the sixth year of the Contract period.

Section 5. PROPRIETORSHIP TO PROPERTY

AND INFORMATION

5.1.

All the material and intangible assets purchased by the Contractor for exploration and production of hydrocarbons shall be the Contractor’s property.

5.2.

Right of property stated in the p. 5.1.of the Contract can be mortgaged or encumbered in other way in favour of the Third Party to provide financing of hydrocarbons’ exploration and production in accordance with the Legislation of the State.

.5.3.

Information about geological structure of the Subsoil, Minerals contained in the Subsoil, geological parameters of the Fields, reserves’ size, terms of explorations, as well as other information on peculiarities of the Subsoil reflected in geological reports, maps and other materials is of public property provided that it is obtained out of proceeds of budget allocation; and this information shall be the Contractor’s property provided that it is obtained at the own expenses of the Contractor.

5.4.

Information on the Contract Territory’s Subsoil, that is of public property, shall be obtained by the Contractor from the Committee of Geology and Subsoil Control at the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan in accordance with a procedure established by the State Legislation.

5.5.

Geological and other Subsoil data obtained by the Contractor in the course of exploration and production of hydrocarbons shall be handed over free of charge and without fail to the Committee of Geology and Subsoil Control for storage, systematization and summarizing.

5.6.

Use of geological information on Subsoil (for scientific, commercial and other purposes) obtained at the Contractor’s expenses and handed over by him in accordance with the p. 5.5. shall be defined on  the basis of separate agreement between the Contractor and the Committee of Geology and Subsoil Control.

5.7.  In case of Contract termination all the geological information shall pass into the State ownership. Contractor shall hand over all the documents and other material objects including source information to the Committee of Geology and Subsoil Control free of charge.

Section 6. RIGHT OF THE STATE TO PURCHASE

AND REQUISITION MINERALS

6.1.

In case of a war, Acts of God and other circumstances stipulated by the legislation with regard to state of emergency, the Government shall have a right to requisition a part of or all Minerals owned by the Contractor. Requisition can be performed to the extent required for the State through the whole period of  the state of emergency.

6.2.

State shall guarantee a remuneration for confiscated Minerals in kind or money terms at the price of  world market existing on the date of requisition (for foreign Contractor payment of pecuniary compensation shall be effected in hard currency, for national Contractor payment of compensation shall be effected in national currency of the State).

6.3

State shall have top priority to purchase hydrocarbons from the Contractor at the prices not exceeding the world market prices and in the volume required to meet the State’s needs within the whole period of the state of emergency.

Section 7. GENERAL RIGHTS AND OBLIGATIONS OF THE PARTIES

7.1.

Contractor shall have the right to do the following:

7.1.1.

Carry out exploration and production of hydrocarbons at the Contract Territory on the exclusive basis.

7.1.2.

Independently take any legal actions with regard to Subsoil utilization within the boundaries of the provided Contract territory in accordance with the terms stated in the Contract.

7.1.3.

Use the results of own activity including oil production at the discretion of the Contractor.

7.1.4.

Erect production and social facilities required for hydrocarbons’ exploration and production within the Contract Territory and in case of need on other plots allocated to the Contractor in the established order.

7.1.5.

By the agreement with the owners of general use utilities employ them within the Contract territory and outside it.

7.1.6.

Carry on negotiations to prolong the Contract period in accordance with the p.3.3 of the Contract.

7.1.7.

Invite Subcontractors to perform some kinds of work connected with exploration and production of hydrocarbons.

7.1.8.

Hand over all own rights or part of them to the Third Party in compliance with the contractual terms and legislation of the State.

7.1.9.

Terminate his activity in accordance with the contractual terms and legislation of the State.

7.1.10.

In case of Contract termination the Contractor shall have a right independently handle the property unless otherwise stated in the Contract

7.1.11.

Contractor’s rights can be supplemented by the Parties’ agreement provided that it is not in conflict with the Legislation of the State.

7.2.

Contractor shall undertake:

7.2.1.

Within 60 days upon the date of coming the Contract into force start Work program of geological-exploration works approved by the public agency for Subsoil control and use, and registered in Territorial funds.

7.2.2.

Choose the most effective procedures and technologies of exploration and production of hydrocarbons based on the world standards.

7.2.3. When concluding corresponding contracts and on the terms adequate to the terms and conditions of other Subsoil users, the Contractor shall sent to the domestic refineries 100% of the hydrocarbons produced within the period of production testing and not less then 50% of hydrocarbons produced within the production period.

7.2.4.

Use Contract Territory only for purposes stipulated in the Contract.

7.2.5.

Carry out exploration and production of the hydrocarbons in full conformity with the Legislation of the State and Work program.

7.2.6.

Not prevent the third parties from free walk within the Contract territory, use utilities of general use or perform any works including Exploration and Production of other natural resources, except for hydrocarbons provided that it is not connected with special safety conditions, and such activity doesn’t hinder from exploration and production of hydrocarbons.

7.2.7.

Meet the requirements of all the approved process flowsheets and projects for exploration and production of hydrocarbons that provide personnel and inhabitants safety.

7.2.8.

Without fail use equipment, materials and finished product manufactured in the State provided that they meet the standards and other tender requirements of the Republic of Kazakhstan.

 7.2.9.

It is obligatory to involve Kazakhstani enterprises and organization to perform works and render services during exploration and production of hydrocarbons, including use of air, railway, water and other types of transport means provided that these services meet the standards and other requirements of tender  held within Kazakhstan territory in the order established by the Government of the Republic of Kazakhstan.

7.2.10.In case of non-availability of some services in the Republic of Kazakhstan, use services of foreign companies by permit of the authorized public agency.

7.2.11.Give preference to Kazakhstani personnel and create work places during exploration and production of the hydrocarbons.

7.2.12. Provide the Competent Authority with the Work program as well as with detail information concerning program progress.

7.2.13.

Allocate not less than 1% of total volume of investments for training of the Kazakhstani personnel involved in the works under the Contract. Part of the money resources in the amount of no more than 5% of this volume shall be allocated to the secondary education needs approved by the competent authorities.

At the same time, if the amount of cash resources for training of Kazakhstani personnel exceeds the real needs, the Contractor shall use the rest funds for financing of foreground tasks of the secondary and higher education system in compliance with the Agreement between the Ministry of Education and Science and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan.  Information on the rest funds allocated for training shall be submitted to the Competent Authority upon approval of the Annual Work program and budget for the next year of Contract term.

7.2.14.Easily provide State control authority with required documents, information and access to the working places and in proper time eliminate defects found by them.

7.2.15. During the exploration period USD 240 thousand shall be provided for social needs of the region, including USD 40 thousand of annual allocation at the rate of tenge on the date of payment.

At the exploration stage Astana’s fund shall be only USD 190 thousand, including USD15 thousand of annual allocation for the first two years, USD 40 thousand, annually, for the next 4 years at the rate of tenge on the date of payment.

7.2.16.

In case of necessity hand over to the third parties information on the Contract intention with regard to exploration and production of hydrocarbon only by written consent of other Party.

7.2.17.

In proper time pay taxes and other compulsory payments to the budget as well as penalties for irrational utilization of subsoil and environmental pollution.

7.2.18.

Put in the assets of Limited Liability Co. all the wells drilled earlier as well as to monitor them.

7.2.19.

Provide for complete disposal of the produced gas.

7.2.20.

In the course of his activity to preserve cultural and historic objects located within the Contract Territory.

7.2.21.

Forecast long-term ecological effects of the activities conducted under the Contract. Contractor shall present long-term ecological forecasts and detailed reports as to actions taken by Contractor to minimize negative long-term ecological effects of the contractual operations, to the Competent body and governmental environmental agencies, upon their written requests, no later than 2 years since the beginning of the operations under the Contract.

7.2.22.

Leave the Contract Territory in the state that meets the requirements of the mining and sanitary control, Subsoil and environmental protection.

7.2.21.

Rehabilitate grounds and other natural objects, condition of which was affected by the Contractor’s activity under the Contract, to the condition suitable for further use in accordance with the Legislation of the State.

7.2.22.

Conclude a Contract with the enterprise licensed by the Kazakhstani Authorities for provision of anti-gush safety at the field.

7.3. Obligations of the Competent Authority:

 7.3.1.

Ensure implementation of the Contract terms and its termination in order and on the grounds stipulated by the Legislation of the State.

 7.3.2.

Provide the Contractor with allotment for land tenure in accordance with the Contract.

7.4.

Competent Authority’s rights:

7.4.1.

Present the State at the negotiations with the Contractor as per the Contract terms.

7.4.2.

Demand from the Contractor regular reports on execution of the Contract. Request about other information concerning Contract terms.

7.4.3.

Inspect the course of the Contractor’s exploration and production of hydrocarbons including  inspection of the Contractor’s documentation concerning fulfillment of the Contract terms.

7.4.4.

Have access to any works related to exploration and production of hydrocarbons within the Contract Territory.

Section 8. WORK PROGRAM

8.1.

Contractor shall carry out exploration and production of hydrocarbons  in accordance with the Work program approved by the Competent Authority, public agency “Zapkaznedra” and  in compliance with field-development programs approved by Industrial Safety public agency.

8.2.

Work program shall be prepared on the basis of feasibility study, expert appraisal of the Field’s reserves (if it is already discovered and its reserves are approved by appropriate public agencies) or blocks’ data and other materials considering positive practice of the Fields’ development.

8.3.

Contractor may propose an amendments and/or addendum to the agreed Work program. Changes, addendum and amendments to the Work program shall be made in written form by mutual agreement of the Parties.

8.4.

Contractor shall submit annual Work program to the approval of public agency responsible for control of Subsoil utilization and protection.

Section 9. EXPLORATION PERIOD

9.1.

As per the Contract terms an exploration period shall consist of 6 consecutive years and may be mutually agreed to be prolonged twice with duration of each period of no more then 2 (two) years in accordance with the Law of Subsoil utilization. At that both Parties shall previously determine the part of the Contract Territory allocated for continuation of the Exploration and introduce changes into Work program.

9.2.

Contractor shall start Exploration not later than 60 (sixty) days after the date of Contract’s effectiveness. Contractor, 30 days beforehand, shall inform the Competent Authority of the specific date of the exploration commencement.

9.3.

As the Exploration is carried out the Contractor shall as per the Contract terms and the Work program undertake to return the Contract Territory except for the territory where Commercial discovery was made.

9.4.

Returnable allotments shall meet all the requirements of the State’s Legislation concerning environmental protection. Contractor shall restore at his own account returnable territory and other natural objects, which were disturbed in the result of exploration and production of hydrocarbons.

9.5.

Contract shall be terminated at the expiration of the Exploration period considering its possible prolongation provided that Commercial discovery was not made within the Contract Territory, or decision to proceed to the Production period was not made. If the Contractor refuses to continue the works under the Contract, he shall forfeit all his rights to the Contract Territory and shall not claim for any compensation of expenses incurred under this Contract.

Section 10. COMMERCIAL DISCOVERY

10.1.

If the Contractor discovers oil Deposit, that, in his opinion, is economically sound for Production, he shall immediately inform the Competent Authority of this deposit, and within 180 (one hundred) days shall prepare a report on estimation of reserves for submission to the Authorized Agency responsible for expert evaluation.

10.2.

Authorized Agency shall provide public estimation of the field’s reserves in the order established by the Subsoil Utilization legislation.

10.3.

Commercial discovery shall give to the Contractor sole rights to proceed to the Production stage.

10.4.

In case of Commercial discovery, the Contractor shall have a right to compensation of expenditures, in full or partially, incurred by him in connection with this Commercial discovery.

10.5.

If Exploration didn’t result in Commercial discovery, the Contractor shall have no right to compensation of expenditures incurred by him during Exploration period.

Section 11. PRODUCTION PERIOD

11.1.

Contractor shall have an exclusive right to Production on the Contract Territory within 25 (twenty-five) sequential years.

11.2.

Terms and conditions of the Production, including production Work program are subject to additional formalities/execution (after approval of reserves in GKZ) as Additional Supplement to this Contract.

Contractor shall begin Production not later than 90 (ninety) days after conclusion of Additional Agreement to the Contract and coordination of the Production program.

Section 12. ACCOUNTING

12.1.

In accordance with the State legislation, the Contractor shall undertake to maintain records and keep within the given period all the account documentation concerning exploration and production of hydrocarbons under the Contract.

 12.2.

By the II-nd quarter of the next year the Contractor shall submit to the Competent Authority full information about his activity for preceding year enclosing Form №1-3 (report on fulfillment of license and contract terms).

12.3.

Contractor shall submit its accounts to the State agencies on term and in order established by the State’s Legislation.

12.4.

Competent authority shall have a right to verifying fulfillment of the Contractor’s contractual terms, and through its representatives can attend at the hydrocarbon’s exploration and production operations carried out by the Contractor.

Section 13. OIL MEASURING

13.1.

The Contractor in accordance with the methods and practice applicable in the State shall carry out measuring and weighing of the oil produced on the Contract Territory.

13.2.

Every six months the Contractor, with participation of the Authorized agency’s representatives, shall test equipment and devices used for oil measuring and weighing.

13.3.

If equipment or devices prove defective during the testing or inspection and if it is impossible to determine malfunction period, a defect time shall be fixed as one-half of a period from previous measuring to the day of the defect detection.

13.4.

If the Contractor considers necessary to amend to the procedure used or replace installed measuring instruments, he shall notify the Authorized Agency  of Metrology and Standardization not later than thirty (30) days to give its representatives possibility to attend at the changing or replacement

Section 14. PERFORMANCE OF SUBCONSTRUCTED WORKS

14.1.

Within the scope of annual Work program the Contractor shall submit to the Authorized Agency a plan of subcontracted works, lists of subcontracts for supply with material, equipment and services that have to be concluded in the next calendar year with calculation of subcontracts’ value as well as a list of potential Kazakh and foreign subcontractors

14.2. Usually, the Contractor on a competition basis invites subcontractors.

14.3. Contractor shall bear responsibility for performance of subcontracted works in accordance with the State’s legislation.

Section 15. FINANCING

15.1.

Contractor shall undertake to finance in full his activity under the Contract in accordance with the Work program agreed upon by the Parties.

15.2.

Contractor can freely obtain credit in any currency in the State and outside for financing its activity provided that it doesn’t contravene a low of the State.

15.3.

Contractor can have accounts both in national and foreign currencies with the banks of the State and outside for the purpose of the Contract execution to receive monetary funds being earnings and gains under the Contract.

15.4.

All kinds of the settlements under the Contract shall be performed in the order established by the State’s legislation.

15.5

Contractor and Subcontractors shall effect currency transactions in accordance with the State’s currency control legislation.

15.6

Ensure social program as per application material.

SECTION 16. DUE AND PAYMENTS

16.1.

Contractor shall undertake to effect payments under the Contract and pay business tax in accordance with the  legislation of the Republic of Kazakhstan including the Code of the Republic of Kazakhstan “Taxes and other compulsory payments to budget”  of June 12, 2001, No209-II, operating on the date of the Contract effectiveness (hereinafter referred to as “Tax Code”) provided that other  rules are not established by the International Treaty with the Republic of Kazakhstan as a participant

With a purpose of computation payments and taxes imposed on the Contract activity, the Contractor shall be considered as a single taxpayer.

16.2.

Contractor shall pay the following taxes and payments:

16.2.1.

Corporate income tax.

Contractor shall pay income tax in accordance with the Section 4 of the Tax Code.

16.2.1.1. Contractor shall carry out computation of income tax by rates stated in the Article 135, Tax Code.

16.2.1.2.

Declaration 136, 137 articles.

16.2.2. Value Added Tax (VAT).

Contractor shall pay VAT in accordance with the section 8, Tax Code.

16.2.2.1.

Contractor shall make computation of value added tax by rates stated in the article 245, Tax Code.

16.2.2.2.

Contractor shall get exemption from VAT during the exploration period, at that exemption from VAT shall cover both Contractor and Subcontractor.

16.2.3.

Excises.

Contractor shall pay excise tax in accordance with the section 9, Tax Code.

16.2.3.2.

Declaration 275.

16.2.4.

Dues for paper issue registration and assignment of national identification number to unregistrable shares issue

16.2.5.

Taxation of Subsoil users:

Contractor shall effect special payments of the Subsoil users in accordance with section 10, Tax Code.

16.2.5.1.

Subscription bonus.

16.2.5.1.1.

Contractor shall pay subscription bonus in the amount of $ 250 000 within one month upon the date of the Contract effectiveness.

16.2.5.1.2.

Declaration of Article 290.

16.2.5.2.

Bonus of Commercial discovery.

16.2.5.2.1.

Contractor shall pay commercial discovery bonus in the amount of  0,1% (nought  point  one)  of  value of the approved reserves.

16.2.5.2.2.

Declaration of Article 294.

16.2.5.3.

Royalty.

Royalty shall be paid by the Contractor for all kinds of minerals separately.

16.2.5.3.1.

Contractor shall pay royalty by the rate of 5 % with oil production of 15 000 tones per year, 9% with oil production of 50 000 tones per year, 13% with oil production of 100 000 tones.

16.2.5.3.5.

Declaration of Article 304.

16.2.5.4.

Excess profit tax.

16.2.5.4.1.

Contractor shall make computation and payment of excess profit tax in accordance with the article 307, Tax Code.

16.2.5.4.2.

Declaration of Article 311.

16.2.5.4.3.

Profits internal norm, p. 2 article. 307.

16.2.6.

Social Tax.

Contractor shall pay social tax in accordance with the section 11, Tax Code.

16.2.6.1.

Contractor shall make computation of social tax as per rates stated in the article 317 and payment in accordance with the article 319. Tax Code.

16.2.6.2.

Declaration of Article 322, chapter 52.

16.2.7.

Dues for vehicles’ traveling through the territory of the Republic of Kazakhstan.

16.2.8.

Land tax.

Contractor shall pay a land tax in accordance with the section 12, Tax Code.

16.2.8.1.

Contractor shall make computation of land tax in accordance with the articles 332-335.

16.2.8.2.

Tax payment shall be effected in the order established by chapter 55, articles 339-341, Tax Code.

16.2.8.3.1.

Declaration of articles 343-344.

16.2.9. Vehicles’ tax.

Contractor shall pay taxes imposed on vehicles in accordance with section 13, Tax Code.

16.2.9.1.

Contractor shall make computation of vehicle’s tax by rates stated in the article 347, Tax Code.

16.2.9.2.

Computation and payment of tax shall be effected by the Contractor in accordance with the article 348, Tax Code.

16.2.9.3.

Declaration of articles 349-350.

16.2.10. Legal person property tax.

Contractor shall pay a tax on property of legal persons in accordance with section 14, Tax Code.

16.2.10.1.

Property tax shall be paid in the amount of 1%.

16.2.10.2.

Contractor shall make computation and payment of tax imposed  on property of legal persons in accordance with the article 356, Tax Code.

16.2.10.3.

Declaration of article 359.

16.2.11.

Dues for registration of legal persons.

Contractor shall pay dues for registration of legal persons in accordance with the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.12.

License tax on business activity.

Contractor shall pay license tax imposed on business activity in accordance with the tax legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.13. Auction’ duties.

Contractor shall pay auction duties in order, term and amount stated by the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.14. Payment for use of radio-frequency resources of the Republic of Kazakhstan.

Payment for use of radio-frequency resources of the Republic of Kazakhstan  shall be effected by the Contractor in order, term and amount stated by the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.15. Dues for use of Almaty symbols in brand names, trademarks.

Dues for use of Almaty symbols in brand names and trademarks shall be paid by the Contractor in accordance with the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.16. Dues for use of words  “Kazakhstan”, “Republic”, “National” (full words and any their derivatives) by legal persons (except for public enterprises, public institutions and non-commercial organizations) and natural persons in their  brand names, services marks and trademarks.

Contractor shall pay a due for use of words  “Kazakhstan”, “Republic”, “National” (full words and any their derivatives) by legal persons (except for public enterprises, public institutions and non-commercial organizations) in their brand names, services marks and trademarks in accordance with the legislation,  operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.17.

Customs duties.

Contractor shall pay customs duties in accordance with the “Law of Customs in the Republic of Kazakhstan” dated July 20, 1995, № 2368, operating on the day of acceptance  of customs declaration  and other documents  by  customs authority of the Republic of Kazakhstan.

16.2.18. Payment for use of surface water sources.

Contractor shall pay for use of surface water sources in accordance with the legislation  operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.19. Payment for use of forest resources.

Contractor shall pay for use of forest resources in accordance with the legislation operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.20.

Payments of emission tax. Penalties for infringement of environmental legislation.

16.2.20.1.

Contractor shall for pollution of the environment in accordance with the legislation operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.20.2.

Contractor shall pay for infringement of environmental legislation in accordance with the legislation operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.21.

Compulsory pension contributions.

Contractor shall deduct compulsory pension contributions from wage-fund of Kazakhstani citizens in amount and order established by the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.22.

Public duty.

Contractor shall pay public duty in order, term and amount stated by the legislation operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.23.

Tax deduction from payment source. Responsibility.

16.2.23.1.

Contractor shall withhold and re-compute taxes imposed on payment source (including tax on dividends and credit interest) in order, term and amount stated by the Tax Legislation, international agreements’ terms and Convention of avoidance of Double Taxation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.23.2.

In accordance with the Tax Code Contractor shall bear responsibility for full withholding and timely transferring of taxes deducted from payment source to the budget.

16.2.24.

Taxation of the personnel.

Contractor’s personnel shall pay taxes and effect payments in accordance with the Tax Code operating at the moment of obligation accrual.

16.3.1.

Taxation of subcontractors.

16.3.1.1.

Taxation of subcontractors and subcontractors’ personnel performing the works (services) for the Contractor shall be done in accordance with the Tax Code operating at the moment of accrual of obligations for payment of taxes and charges.

16.3.1.2.

Contractor shall bear no responsibility for tax obligations of his subcontractors with exception of the Contractor’s obligations to deduct taxes from the payment source.

16.4.

Taxation of assignation.

 Profits gained from assignation shall be subject to taxation in accordance with the Tax Code operating at the moment of assignation.

16.5.

Transfer pricing.

16.5.1.

Contractor recognizes that in case of deviation of the price used for transaction settlement from the market price, tax authorities shall have a right to correct taxation object in accordance with the legislation for public control of transfer price use.

16.5.2.

On confirmation of performance such operations by the tax authorities, the Contractor shall bear responsibility fixed by Tax Code for breach of the manner, term and amount of tax payment.

16.6.

Overall tax responsibility.

Taxes and charges to be paid under the contractual terms shall not release the Contractor from responsibility to pay taxes and charges fixed by the legislation on the date of accrual of tax obligations for running of activity not stipulated under the Contract.

16.7.

Taxation limits.

For tax purposes the Contractor cannot combine contractual incomes and deductions with profits and deductions concerning the non-contract activity.

16.8.

Payment and entering of taxes and payments.

16.8.1.

All the taxes, payments and dues shall be paid in tenge or in  currency used in the Republic instead of tenge, unless otherwise stated by the legislation.

16.8.2.

Any taxes and charges shall be paid in manner, terms and amount fixed by the legislation.

16.8.3.

Tax and payments shall be entered in the accounts stated by the tax or finance authorities of the Republic in  accordance with the order established by the legislation.

16.9.

Penalty provision.

16.9.1.

Penalties for violation of the Tax Code shall be applied in accordance with the legislation operating at the moment of that violation.

16.9.2.

Fines for undue payment of taxes and charges to budget shall be imposed at the rate stated by the Tax Code, operating on the day of payment these amounts.

16.9.3.

Fines upon non-tax payments shall be imposed at the rates stipulated by the legislation operating at the moment of that violation.

16.10.

Tax treatment stability.

16.10.1.

Tax treatment, established by the Contract, shall be valid till the end of the contract period except for cases when changes and/or amendments to the contractual tax treatment are made in written form by mutual agreement of contractual parties and do not result in change of proportions of initial economic interests of the Republic and Contractor under the Contract. At that, proportion of economic interests of both Parties shall be fixed at the moment of the Contract conclusion.

16.11.

Information access.

16.11.1.

Contractor recognizes that, in accordance with the applicable law, tax authorities of the Republic of Kazakhstan shall have access to information regarding any bank accounts of the Contractor including the ones established with foreign banks outside Kazakhstan.

16.11.2.

During the audit the Contractor shall submit to the representatives of tax and finance authorities all the documentation concerning the activity run under the Contract.

16.11.3.

Contractor shall submit, in electronic format or in other way, all documentation required regarding basic economic, accounting and tax data needed for creation of database within a monitoring program carried out by the Ministry of Finance and State Revenue Ministry of the Republic of Kazakhstan.

Section 17. BUSINESS ACCOUNTING

17.1.

Contractor shall provide full and accurate book-keeping of all profits and inputs in connection with the Contract fulfillment in compliance with book-keeping procedure established by the legislation of the State.

17.2.

All account books and accounting documents of the Contractor shall be accessible for audit carried out by the Competent authority and public agencies in accordance with their power specified by the legislation of the State.

Section 18. INSURANCE

18.1.

Within 180 (one hundred eighty) days of the date of the Contract’s effectiveness, the Contractor shall work out and submit for approval to the Competent authority a program of insurance against business risk, property and liability insurance concerned with exploration and production of hydrocarbons. 18.2. Insurance shall be provided for property and liability risks related to  the following:

transportation and storage of the goods delivered to the location of exploration and production of  hydrocarbons;

Contractor’s property used in the course of exploration and production of  hydrocarbons; including leasehold or leasing property;

 environmental pollution including land pollution and costs of elimination of damage caused to the environment including land melioration and recovery;

overall civil liability to the Third Party including damage to health and life    of the personnel and community.

18.3. Contractor shall provide insurance covering for his employees in accordance with the Labor Law, including employees’ insurance against work place incidents, occupational diseases, injuries and risks related to them.

18.4.

Contractor, at his discretion, shall choose insurance companies in accordance with the legislation of the State.

Section 19. LIQUIDATION AND LIQUIDATION FUND

19.1.

730 (seven hundred thirty) days prior to termination of the Exploration period   and not later than 2 years from the commencement of Production works, the Contractor shall submit to the Competent Authority for approval a program of liquidation of his contractual activity consequences, including estimate of expenditures for liquidation.

19.2.

Liquidation program shall provide for disposal and liquidation of structures and equipment used in the course of the Contractor’s activity on the Contract territory.

Liquidation, conservation of oil, gas and other wells shall be performed  in compliance with the requirements of “Regulations of wells’ conservation procedure at oil and gas fields, underground storage facilities and thermal water deposit”, “Procedure for liquidation of oil, gas and other wells and  maintenance charges writing-off ”.

19.3. Contractor shall establish liquidation fund in the amount of 1% of the operation costs  to provide full financing for the program fulfillment.

19.4. The Contractor shall annually enter contributions to the liquidation fund to a special demand deposit account at any Bank on the territory of the Republic of Kazakhstan and these contributions shall form a part of costs of hydrocarbons’ Exploration and Production. Contractor shall use the fund by a  consent of the Competent authority agreed upon with Authorized agency of Protection and  Subsoil utilization.

19.5.

If actual liquidation costs exceed an amount of liquidation fund, the Contractor shall effect additional financing of liquidation.

19.6.

If actual liquidation costs do not exceed an amount of liquidation fund, cash surplus  shall be handed over to the Contractor and included into  taxable income.

19.7.

If the State decides to be responsible to proceed with operation of all or just a part of the structures handed over by the Contractor upon termination of the Contract period, Contractor shall bear no responsibility for fulfillment of liquidation program and assign to the State all the rights to all actual assets accumulated in liquidation fund.

Section 20. CONSERVATION OF MINERAL RESOURCES AND ENVIRONMENTAL CONTROL

20.1.

In the course of the Contract  execution the Contractor shall comply with the State’s legislation regarding Subsoil and environmental protection, sanitary-epidemiological safety and shall take all measures required to ensure the following:

people’s life and health protection;

conservation and multiple use of Minerals;

preservation of natural landscape and reclamation of disturbed land  and other geomorphological structures;

conservation of energy state features of the upper Depth’s parts to prevent earthquakes, landslides, underflooding and soil subsidence.

20.2. During exploration and production of the hydrocarbons, Contractor shall observe the following:

1) ecological requirements:

environmental preservation;

conducting of industrial monitoring of ecology as per governmental ecological program;

prevention of man-caused desertization;

prevention of ablation and wind soil erosion;

zonal segregation of lost circulation horizon and fresh water bed to prevent pollution;

prevention of desiccation and pollution of underground water;

other requirements  in accordance with the legislation concerning Subsoil utilization and environmental protection;

2) Subsoil protection requirements:

provide completeness of advance geological study of the Subsoil for reliable estimate of size and structure of the oil reserves, Fields and Subsoil zones allocated for  Subsoil utilization, including the purposes unrelated to Production;

provide a conservation and multiple use of the Subsoil at all stages of hydrocarbons’ exploration and production;

provide completeness of the oil recovery;

use of Subsoil in accordance with the State’s legislation concerning environmental protection preventing from dangerous man-caused process  in the course of exploration, production as well as construction and operation of underground facilities non-related to Production;

Subsoil protection from water invasion, fires, explosions, rock failure as well as other natural factors worsening quality or complicating operation and development of the Fields;

prevention from the Subsoil pollution in the course of exploration and production of the hydrocarbons;

compliance with a stated in the Contract section 29 procedure of suspension, termination of the hydrocarbons’ exploration and production,  and stated by the Contract section 19 procedure for liquidation of the Field’s production objects.

meet health and ecological requirements when warehousing and placing  industrial and domestic waste to prevent their accumulation  within drainage area and underground water zones;

3) sanitation requirements:

arrangement of sanitary control zone;

development of sanitary control zone;

all equipment, pipelines, chemicals used, etc. shall be from among the items  permitted  by sanitary-and-epidemiologic institutions;

take sanitary measures to maintain sanitation state  and prevent occupational diseases and injures;

provide conditions that are beneficial for employees’ health;

at the sanitation control zone border meet near-surface concentration of hazardous substances not exceeding maximum permissible concentrations (with allowance for background pollution) in inhabited locality;

provide laboratory and instrumentation control of air in work zone and  hazardous industrial factors at work places;

Contractor shall provide completeness and reliability of geological, sanitation, hydrogeological, ecological, engineering-ecological and process study of the hydrocarbons’ exploration and production objects.

20.3.

In the course of the activity run under this Contract the Contractor takes into consideration that positive conclusion of the public ecological assessment agency and permits based on the above said positive conclusion issued by executing agencies responsible for environmental protection shall be considered to be ecological grounds, required to perform Subsoil utilization operations;

Subsoil user shall submit for public ecological assessment all pre-project and project documentation containing ecological impact assessment and section “environmental protection” with the list of measures to be taken within the period of performance and termination of Subsoil utilization Operations or conservation of the Field.

20.4. Contractor shall monitor Subsoil and environment to study an impact on them resulted from Contractor’s contractual activity, and to take proper measures to eliminate such impact. Monitoring data and reports on environmental impact shall be handed over to special authorized agencies responsible for environmental protection.

20.5.

Contractor shall liquidate impacted environmental conditions, perform recovery work and compensate in full for damaged caused to nature.

20.6.

Authorized public agencies shall provide Public control of compliance with legislation of Subsoil and environment protection.

20.7.

Contractor shall perform works on environmental preservation within the Contract territory.

20.8.

Upon termination of the Contract period or in case of stage-by-stage return of the Contract territory, the Contractor shall hand over the Contract territory in condition suitable for further use, in accordance with the State‘s legislation.

20.9.

Any impact (degradation) on environment and Contract territory during the Contract period shall be eliminated at the Contractor’s expenses and Contractor shall restore environment and Contract Territory conditions to the extent suitable for further use.

20.10.If emission (effluent) of contaminants exceeds standard rates and in case of emergency the Contractor shall immediately inform Central executive agency responsible for environmental protection.

20.11.Works shall be performed in compliance with special  requirements for secured territories.

Section 21.  SAFETY OF PERSONNEL AND COMMUNITY

21.1. In accordance with the Contract, a compliance with sanitary regulations and safety rules stipulated by the legislation of the State as well as arrangements of measures for prevention and liquidation accidents and occupational diseases shall be provided in the course of exploration and production of hydrocarbons.

21.2. Exploration and production of hydrocarbons shall be prohibited provided that it poses hazard to people’s life and health.

21.3. Public control of compliance with safety rules and industrial sanitation requirements during exploration and production of hydrocarbons shall be provided by Public agencies responsible for sanitary-and-epidemiologic control and other public authorized bodies in accordance with their power.

21.4. Basic requirements for safe exploration and production of hydrocarbons are as follows:

Availability of Work permits for persons with special training and qualification. Mining Management staff shall consists of the properly educated persons, who got a certificate of medical examination in accordance with the effective Order of the Health Agency of the Republic of Kazakhstan (Ministry of Health of the Republic of Kazakhstan);

Provision of persons dealing with exploration and production of hydrocarbons with special personal and industrial protection equipment;

Use of machines, equipment and materials that meet safety requirements and sanitary norms;

Registration, proper storage and consumption of explosive materials and firing agents and proper and safe use of these materials;

Performance of series of geological, surveyor and other observations required and sufficient to provide processing cycle of works and forecasting of critical situations; timely determination and mapping of mining dangerous areas;

Timely updating of technical documentation and emergency response plans to define more exactly boundaries for zones of safe work performance;

Compliance with project systems of Filed Development (for solid Minerals), projects and flowsheets of Fields’ Development (for oil, gas and underground water);

Provide accommodation space for workers;

Obtain approval for exploration and production projects from territory public supervision agencies responsible for safe work performance control;

Provide workers with high-quality drinking water and hot meals;

Provide radiation safety.

21.5. In case of direct threatening to health and life of the workers and/or community, the Contractor’s officials shall immediately suspend works and provide transportation of people to safe area and inform  of this event the Competent authority, territorial public sanitation agencies and local executive boards.

21.6. Contractor shall indemnify for persons’ health hazard caused during execution of contractual obligations and in accordance with the legislation of the Republic of Kazakhstan.

21.7.  Contractor shall work out programs of actions for prevention of  accident and other critical situations during performance of Oil Operations and shall approve these programs at local Emergency Response Agencies.

Section 22. PARTIES’ LIABILITY FOR INFRINGEMENT OF THE CONTRACTUAL TERMS

22.1. Deals made by the Contractor shall be declared invalid on the grounds stipulated by the legislation of the State

22.2. Contractor shall be fully responsible to the Competent authority and Third party for consequences of actions stated in p.22.1 of the Contract.

22.3. Persons guilty of making such deals as well as of other violation of the legislation of the Republic of Kazakhstan shall bear statute-established disciplinary liability, liability for breakage, management and criminal responsibility.

Section 23. FORCE-MAJEURE

23.1. Neither Party shall bear responsibility for non-fulfillment or improper fulfillment of any contractual obligations provided that such non-fulfillment or improper fulfillment of contractual obligations are caused by force-majeure circumstances.

23.2. Among these Force-majeure circumstances are war conflicts, acts of God (fires, etc.). This list is not exhaustive.

23.3. Should any force-majeure circumstances arise, the Party suffered  from such force-majeure circumstances is to immediately advise other Party  by handing or mailing notification of commencement date  and description of force-majeure circumstances.

23.4. If any force-majeure circumstances arise both Parties shall immediately hold a meeting to find the way out and shall do their utmost to minimize after-effects of such force-majeure circumstances.

23.5. In case of full or partial suspension of the contractual works  caused by force-majeure circumstances, period of the work performance shall be extended  for the period equal to that during such circumstances will remain in force

Section 24. CONFIDENTIALITY

24.1. Information obtained or purchased by  any Party in the course of the Contract execution shall be confidential. Both Parties can use  confidential information for preparation of required reports, stipulated by the legislation of the State.

24.2. Parties shall have no right to deliver confidential information to the Third party without written consent of the other Party with exception of the following cases:

if such information is used in the course of court examination;

if such information is given to the Third parties , rendering services to the Contractor,  provided that the Third party undertakes to consider such information  as confidential  and use it only for purposes and period stated by the Parties;

if information is given to the bank or other financial institution, the Contractor gets  financial assets from, provided that such bank or other financial institution undertakes to consider information as confidential use it only for the stated purposes.

24.3. In accordance with the legislation of the State, Parties shall fix the period of holding in confidence the information related to all documents, data and reports on exploration and production of hydrocarbons with the Contract territory.

Section 25. CESSION OF RIGHTS AND OBLIGATIONS ПЕРЕДАЧА

25.1. Cession  of rights and obligations  under the Contract to the Third party, except for cession of Subsoil utilization right, shall be allowed only with written consent of the Competent authority. Competent authority is not entitled to reject  a claim for cession of right to Subsoil utilization to a subsidiary  provided that parent company provided the Competent authority with guarantee of complete fulfillment  of the contractual obligations jointly with subsidiary .

25.2. Cession  of rights and obligations under the Contract shall be carried out at the Contractor’s expenses  and shall be not compensated by the State.

25.3. Contractor and Third party that was assigned rights and obligations shall bear joint responsibility till the Contractor takes part in the Contract.

Section 26. APPLICABLE LAW

26.1.Law of the Republic of Kazakhstan shall be applied for this Contract and other agreements, unless otherwise agreed by the international treaties with the Republic of Kazakhstan as a Contracting party.

26.2. Contractor undertakes to comply with assumed by the State international obligations  for environmental control  within Contract territory and adjoint area.

Section 27. DISPUTES’ SETTLEMENT

27.1. Parties do their utmost to resolve disagreements and disputes arising under or in connection with this Contract by negotiations.

27.2. If within 120 (one hundred twenty) days of the moment of the dispute arising it cannot be settled by negotiations, Parties shall bring a matter into court  authorized  in accordance with the legislation to settle such disputes.

Section 28. GUARANTEE OF THE CONTRACT STABILITY

28.1. Contract provisions shall be invariable within the Contract period.

28.2. Changes and amendments of the legislation made after the Contract conclusion that impact the Contractor’s position, shall not be applied for the Contract.

28.3. If changes and/or amendments to the legislation lead to impossibility of the Contract performance, corresponding changes shall be made in the Contract by written agreement of the Parties to provide reestablishment of initial economic balance proportions of the Parties. At that, authorized agency and/or the Contractor shall fix proportion of economic interests of both Parties.

Section 29. TERMS OF CONTRACT SUSPENSION AND TERMINATION

29.1. Competent authority shall without fail suspend Contract activity in case of:

direct threat to the health and life of people working or living within the zone affected in the result of performance works under the Contract.

29.2. Competent authority shall have a right to suspend Contract activity in the following cases:

if the Contractor runs activity not stipulated in the Work program and Contract;

if the Contractor violates the State’s legislation in the course of his activity with respect to Subsoil reservation, environmental control and safe work performance;

on cession by the Contractor his contractual rights, in full or partially, to the Third party with violation of the Contract section 25;

if the work to be performed within Work program is suspended for the period more than 90 (ninety) days except for the cases connected with force-majeure circumstances;

 non-compliance with information confidentiality terms under the Contract.

29.3. Contract shall be resumed  after the Contractor informs of elimination of the reasons that provoked Contract suspension.

29.4  Contract shall be terminated before the appointed time in the following cases:

If the Contractor refuses to eliminated grounds that caused suspension of Exploration, Production, composite Exploration and Production or Construction  (or) operation of underground facilities, not connected with Exploration and (or) Production, or if the Contractor didn’t eliminate these grounds within the period of time sufficient for their elimination;

If the Subsoil user doesn’t proceed to the Subsoil operations in terms fixed by the Contract;

If it is impossible to eliminate grounds that caused Subsoil operation suspension and are a threat to health;

Considerable breach of obligations by the Contractor, stated in the Contract or in Work program;

If the Contractor is declared bankrupt in accordance with the effective legislation of the Republic of Kazakhstan with exception of the case when Right  of Subsoil utilization  is a subject of a pledge  in accordance with the operating legislation;

If the Contract is declared invalid in accordance with the Subsoil legislation.

29.5. Contract shall be terminated by reasons, stated in the paragraph 29.4. of the Contract, in 60 (sixty) days upon receipt by the Contractor of written notification from the Competent authority about early termination of the Contract.

29.6. Parties shall not release from fulfillment of their current obligations that left non-fulfilled by the moment of delivery to the Contractor notification about Contract termination.

Section 30. CONTRACT LANGUAGE

30.1. Text of this Contract is made up in official and Russian languages and all copies are identical.

30.2. In case of disagreements or discrepancies between text’s variants, Russian version  shall prevail.

30.3. Parties agree that Russian language shall be used as a language of communication. Technical documentation and information on exploration and production of hydrocarbons shall be made up in Kazakh and Russian languages from the date of the Contract effectiveness.

30.4. Documentation and information on management activity shall be made up in official and Russian languages. Документация и информация, касающаяся административной деятельности, составляется на государственном и русском языках.

Section 31. ADDITIONAL PROVISIONS

31.1. All notifications and documents required  in connection with execution of this Contract shall be considered to be properly submitted and delivered to each contractual Party only after their actual receipt.

31.2. Notifications and documents shall be handed over in person or sent by post, registered mail, fax, telex or telegraph to the following addresses:

Competent Authority’s address:

Contractor’s address:

Tel.:  (3172) 10-24-10

Теl.: (3272) 29-39-72

Fax:

(3172) 31-83-44

Fax:

31.3. In case of changing addresses under the present Contract, each Party shall deliver written notification to the other Party.

31.4. All supplements to the Contract shall be deemed as its component parts. In case of discrepancy between supplements’ provisions and the Contract, the last shall prevail.

31.5. Amendments or additions to the Contract, non-contradicting the Contract terms, shall be made by written agreement of the Parties.  Such agreement shall be a constituent of the Contract.

Present Contract is concluded 17th day of February 2003 in Astana, Republic of Kazakhstan,

by authorized representatives of the Parties.

Competent authority

Contractor

First Vice-Minister

General Director of

Of Energy and Mineral Resources

“КоZhаN”Ltd.

/s/ N. Ashimov

/s/ B. Mukashev

N. Аshimov

B. Mukashev

/Seal/

/Seal/